Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of HomeAway, Inc.

Dated: February 10, 2012

INSTITUTIONAL VENTURE PARTNERS XI, L.P.

By: Institutional Venture Management XI, LLC
Its: General Partner

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE PARTNERS XI GmbH & CO. BETEILIGUNGS KG

By: Institutional Venture Management XI, LLC
Its: Managing Limited Partner

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XI, LLC

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By: Institutional Venture Management XII, LLC
Its: General Partner

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XII, LLC

By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong, Managing Director

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps